                                                                    EXHIBIT 99A
  CERTIFICATEHOLDER'S STATEMENT FOR YEAR ENDING DECEMBER 31, 1999

       First of America Credit Card Master Trust Series 1995-1

       Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995, as amended (the "Agreement"), as supplemented by the Series 1995-1 Supplement (the "Series 1995-1 Supplement"), among National City Bank, as Seller and Servicer; and the Bank of New York, as Trustee, National City Bank as Servicer is required to prepare certain information each year regarding current distributions to Certificateholders and the performance of the First of America Credit Card Master Trust (the "Trust") during the previous year. The information which is required to be prepared with respect to the year ended December 31, 1999, and with respect to the performance of the Trust during 1999 is set forth below. Certain of the information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this yearly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the Series 1995-1 Supplement.
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
  A.   Information Regarding Distributions to the Class A Certificateholders

       1. The total amount of the distribution to Class A Certificateholders per
          $1,000 original certificate principal amount                             $138.7939446

       2. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 original
          certificate principal amount                                              $55.4606113

       3. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 original
          certificate principal amount                                              $83.3333333

  B.   Class A Investor Charge-Offs and Reimbursement of Charge-Offs

       1. The Amount of Class A Investor Charge-Offs                                 $0.0000000

       2. The amount of Class A Investor Charge-Offs set forth in paragraph 1
          above, per $1,000 original certificate principal amount                    $0.0000000

       3. The total amount reimbursed in respect of Class A Investor Charge-Offs     $0.0000000

       4. The amount set forth in paragraph 3 above, per $1,000 original
          certificate principal amount                                               $0.0000000

       5. The amount, if any, by which the outstanding principal balance of the
          Class A Certificates exceeds the Class A Invested Amount after giving
          effect to all transactions on such Distribution Date                       $0.0000000

  C.   Information Regarding Distributions to the Class B Certificateholders

       1. The total amount of the distribution to Class B Certificateholders per
          $1,000 original certificate principal amount                              $56.6872781

       2. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 original
          certificate principal amount                                              $56.6872781

       3. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class B Certificates, per $1,000 original
          certificate principal amount                                               $0.0000000

  D.   Class B Investor Charge-Offs and Reimbursement of Charge-Offs

       1. The Amount of Class B Investor Charge-Offs                                 $0.0000000

       2. The amount of Class B Investor Charge-Offs set forth in paragraph 1
          above, per $1,000 original certificate principal amount                    $0.0000000

       3. The total amount reimbursed in respect of Class B Investor Charge-Offs     $0.0000000

       4. The amount set forth in paragraph 3 above, per $1,000 original
          certificate principal amount                                               $0.0000000

       5. The amount, if any, by which the outstanding principal balance of the
          Class B Certificates exceeds the Class B Invested Amount after giving
          effect to all transactions on such Distribution Date                       $0.0000000

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
                                   RECEIVABLES

       Beginning of the Year Principal Receivables              $538,427,397.64
       Beginning of the Year Finance Charge Receivables         $  8,875,414.15
       -------------------------------------------------        ----------------
       Beginning of the Year Total Receivables                  $547,302,811.79

       Removed Principal Receivables                            $          0.00
       Removed Finance Charge Receivables                       $          0.00
       -------------------------------------------------        ----------------
       Removed Total Receivables                                $          0.00

       Additional Principal Receivables                         $170,884,481.72
       Additional Finance Charge Receivables                    $  1,954,783.78
       -------------------------------------------------        ----------------
       Additional Total Receivables                             $172,839,265.50

       End of the Year Principal Receivables                    $597,644,264.75
       End of the Year Finance Charge Receivables               $  8,856,455.94
       -------------------------------------------------        ----------------
       End of the Year Total Receivables                        $606,500,720.69

       Special Funding Account Balance                          $          0.00
       Aggregate Invested Amount (all Master Trust Series)      $500,000,000.00
       End of Year Seller Amount                                $ 97,644,264.75
       End of Year Seller Percentage                                      19.53%

                            DELINQUENCIES AND LOSSES

       Total end of the Year Delinquencies                          RECEIVABLES

                                                                ---------------

          30 - 59 Days Delinquent                               $  7,966,707.93
          60 - 89 Days Delinquent                               $  7,582,360.84
          90+ Days Delinquent                                   $  4,397,765.01

                                                                ---------------

       Total 30+ Days Delinquent                                $ 19,496,833.78

       Defaulted Amounts During the Year                        $ 31,219,598.55

                                INVESTED AMOUNTS

       Class A Initial Invested Amount                          $470,000,000.00
       Class B Initial Invested Amount                          $ 30,000,000.00
       -------------------------------------------------        ----------------
       Total Initial Invested Amount                            $500,000,000.00

       Class A Invested Amount                                  $470,000,000.00
       Class B Invested Amount                                  $ 30,000,000.00
       -------------------------------------------------        ----------------
       Total Invested Amount                                    $500,000,000.00

       Weighted Average Floating Allocation
        Percentage for 1999                                             83.4368%

       Weighted Average Principal Allocation
        Percentage for 1999                                             83.4368%

       Servicer Interchange Amount                              $  5,000,000.00
       Total Servicing Fee                                      $  5,000,000.00
       -------------------------------------------------        ----------------
       Total Servicing Compensation                             $ 10,000,000.00

       Investor Default Amount                                  $ 25,980,290.51

                             CLASS A AVAILABLE FUNDS

       Class A Floating Percentage                                        94.00%

          Class A Finance Charge Collections                    $ 89,138,941.79
          Other Amounts                                         $          0.00

       Total Class A Available Funds                            $ 89,138,941.79

          Class A Interest                                      $ 26,066,487.36
          Class A Servicing Fee                                 $  4,700,000.00
          Class A Investor Default Amount                       $ 24,421,472.58

       Total Class A Excess Spread                              $ 33,950,981.85

       Required Amount                                          $          0.00

                             CLASS B AVAILABLE FUNDS

       Class B Floating Percentage                                         6.00%

          Class B Finance Charge Collections                    $  5,689,719.69
          Other Amounts                                         $          0.00




       Total Class B Available Funds                            $  5,689,719.69

          Class B Interest                                      $  1,700,618.35
          Class B Servicing Fee                                 $    300,000.00
          Class B Investor Default Amount                       $  1,558,817.39

       Total Class B Excess Spread                              $  2,130,283.95

       Total Class B Items                                      $          0.00


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
                                  EXCESS SPREAD

       Total Excess Spread                                                           $36,081,265.80

          Excess Spread Applied to the Required Amount                                        $0.00
          Excess Spread Applied to Class A Investor Charge-Offs                               $0.00
          Excess Spread Applied to Class B Items                                              $0.00
          Excess Spread Applied to Class B Investor Charge-Offs                               $0.00
          Excess Spread Applied to Cash Collateral Account                                    $0.00
          Excess Spread Applied to Cash Collateral Fee                                  $174,033.33
          Excess Spread Applied to other amounts required under the Loan Agmt                 $0.00

       Total Excess Spread Eligible for Group 1                                      $35,907,232.47

                 SERIES 1995-1 EXCESS FINANCE CHARGE COLLECTIONS

       Excess Finance Charge Collections Allocated to Series 1995-1

          Excess Finance Charge Collections Applied to the Required Amount                    $0.00
          Excess Finance Charge Collections Applied to Class A Investor Charge-Offs           $0.00
          Excess Finance Charge Collections Applied to Class B Items                          $0.00
          Excess Finance Charge Collections Applied to Class B Investor Charge-Offs           $0.00
          Excess Finance Charge Collections Applied to Cash Collateral Account                $0.00
          Excess Finance Charge Collections Applied to Cash Collateral Fee                    $0.00
          Excess Finance Charge Collections Applied to other amounts owed Cash                $0.00
          Collateral Depositor                                                                $0.00

       Total Excess Finance Charge Collections Eligible for Group 1                           $0.00





                               YIELD AND BASE RATE

       Average Base Rate for 1999                                                            6.3647%

       Average Portfolio Yield for 1999                                                     13.7862%

                              PRINCIPAL COLLECTIONS

       Class A Principal Percentage                                                           94.00%

          Class A Principal Collections                                           $  963,048,965.91

       Class B Principal Percentage                                                            6.00%

          Class B Principal Collections                                           $   61,471,210.58

       Total Principal Collections                                                $1,024,520,176.49

       Reallocated Principal Collections                                          $            0.00

       Shared Principal Collections Allocable from other Series                   $            0.00

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
                              CLASS A AMORTIZATION

          Controlled Amortization Amount                                  $39,166,666.67
          Deficit Controlled Amortization Amount                          $         0.00

       Controlled Distribution Amount                                     $39,166,666.67

                              CLASS B AMORTIZATION

          Controlled Amortization Amount                                  $         0.00
          Deficit Controlled Amortization Amount                          $         0.00

       Controlled Distribution Amount                                     $         0.00

                              INVESTOR CHARGE-OFFS

       Class A Investor Charge-Offs                                       $         0.00
       Class B Investor Charge-Offs                                       $         0.00

       Previous Class A Charge-Offs Reimbursed                            $         0.00
       Previous Class B Charge-Offs Reimbursed                            $         0.00

                             CASH COLLATERAL ACCOUNT

       Required Cash Collateral Amount                                    $32,500,000.00

       Available Cash Collateral Amount                                   $32,500,000.00